Exhibit 16.1
Letterhead of S. W. Hatfield, CPA
December 28, 2006
U. S. Securities and Exchange Commission
450 Fifth Street, NW
Washington, DC 20549-2001
Gentlemen:
On December 28, 2006, this Firm received a draft copy of a Current Report on Form 8-K to be filed by BTHC III, Inc. (SEC File #0-51891, CIK #1355790) (Company) reporting an Item 4.01 — Changes in Registrant’s Certifying Public Accountant.
We have no disagreements with the statements made in the draft Form 8-K, Item 4.01 disclosures which we read.
Yours truly,
/s/ S. W. Hatfield, CPA
S. W. Hatfield, CPA
Dallas, Texas